UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2025

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Executive Drive, Suite 300, West Orange, New Jersey	07052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock ($0.10 par value)	BELFA	Nasdaq Global Select Market
Class B Common Stock ($0.10 par value)	BELFB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) President and Chief Executive Officer Transition

On February 3, 2025, Daniel Bernstein (“Mr. Bernstein”) notified the Board of Directors (the “Board”) of Bel Fuse Inc. (“Bel” or the “Company”) of his intention to step down from his positions as President and Chief Executive Officer (“CEO”) of the Company, effective immediately following the Company’s 2025 Annual Meeting of Shareholders, currently scheduled to be held May 27, 2025 (the “2025 Annual Meeting”). Following his stepping down as CEO and President, Mr. Bernstein will continue to serve on the Board and is expected to be nominated by the Board for reelection as a director for an additional three-year term at the 2025 Annual Meeting in accordance with the Company's Amended and Restated By-Laws (the “By-Laws”). Subject to Mr. Bernstein’s reelection at the 2025 Annual Meeting, the Board has approved his appointment as Non-Executive Chairman of the Board, effective on the date of the 2025 Annual Meeting, pursuant to the terms of the Board Services Agreement as defined and described below.

The third paragraph appearing under Item 5.02(c) and (d) below, is incorporated into this Item 5.02(b) by reference.

(c) and (d) Appointment of Successor President and Chief Executive Officer; Election of New Director

On February 3, 2025, the Board appointed Farouq Tuweiq (“Mr. Tuweiq”) as the successor President and CEO of the Company, effective immediately following the 2025 Annual Meeting. As contemplated by the Amended and Restated Employment Agreement entered into between the Company and Mr. Tuweiq as further described below, on February 3, 2025 and in accordance with the By-Laws, the Board additionally approved the expansion of the Board to ten directors and the appointment of Mr. Tuweiq as a director on the Board in the class of directors whose terms expire at the 2025 Annual Meeting, with such expansion and appointment to be effective as of the date of the 2025 Annual Meeting. Mr. Tuweiq is expected to be nominated by the Board for election as a director for a full three-year term at the 2025 Annual Meeting in accordance with the By-Laws. As of the filing date of this Current Report on Form 8-K, it is not currently expected that Mr. Tuweiq will be appointed to any committees of the Board.

Mr. Tuweiq, 42, has served as the Company’s Chief Financial Officer (“CFO”) since February 15, 2021. Since July 29, 2021, Mr. Tuweiq has additionally served as the Company’s principal financial officer (“PFO”) for purposes of the rules and regulations of the Securities and Exchange Commission, and as the Company’s Treasurer.  Prior to joining Bel, he worked at BMO Capital Markets, member of BMO Financial Group, where he led and helped build the Industrial Technology Investment Banking practice.  Mr. Tuweiq spent his banking career advising public, private equity-backed, and privately-held companies on Mergers & Acquisitions and capital raising.  Previously, Mr. Tuweiq worked at Schneider Electric, a public multinational energy efficiency and automation provider, in its North American headquarters within the FP&A group.  Prior to that, he worked at Ernst and Young, within the audit group, serving public and private manufacturing and financial companies.  During his tenure, he worked on various audits, review of SEC filings, IPO preparation, implementation and testing of Sarbanes-Oxley compliance and controls, and carve-out financials while obtaining his CPA certification.  Mr. Tuweiq earned his B.A. in Finance and MS in Accounting from Michigan State University and his MBA at Georgetown University, McDonough School of Business.

In light of Mr. Tuweiq’s upcoming elevation to the President and CEO role, it is anticipated that Mr. Tuweiq will vacate his current role as CFO / PFO concurrently with his assumption of the CEO role effective immediately following the 2025 Annual Meeting, with the Board having initiated a search process to identify a successor CFO / PFO for the Company.

CEO Employment Agreement

In connection with Mr. Tuweiq’s appointment as President and CEO, Mr. Tuweiq and the Company have entered into an Amended and Restated Employment Agreement (the “Employment Agreement”), dated February 3, 2025 (the “Agreement Date”), which outlines the terms of Mr. Tuweiq’s employment as President and CEO of Bel, effective immediately following the 2025 Annual Meeting. The Employment Agreement provides for an initial term of three (3) years which will automatically renew for successive one-year terms unless terminated in accordance with its terms or either party provides notice of non-renewal at least one hundred and twenty (120) calendar days before the expiration of the then-current term. Unless otherwise determined by the Board, Mr. Tuweiq shall also serve as CEO of each of the Company’s subsidiaries. The Employment Agreement also provides that during the employment term, the Board shall nominate Mr. Tuweiq for appointment to the Board, and recommend to the Company’s shareholders, the appointment and reappointment of Mr. Tuweiq to the Board upon each successive conclusion of his term of service as a member of the Board.

Under the Employment Agreement, Mr. Tuweiq will receive an annual base salary of $600,000, subject to review no less frequently than annually by the Compensation Committee of the Board (the “Compensation Committee”) for potential increase (but not decrease) if the Compensation Committee, in its discretion, deems appropriate. Mr. Tuweiq shall also be eligible (i) for target annual variable compensation of $1,600,000 (which is subject to upward adjustment from time to time in the discretion of the Compensation Committee), which can range from 0% to 200% of the target depending on the level of achievement of applicable goals established by the Compensation Committee (which may be based on a combination of individual and Company related performance objectives), with any annual variable compensation determined to have been earned to be paid half in cash and half in time-based restricted stock units (“RSUs”) and/or restricted shares, provided that the Compensation Committee has the discretion to change such allocation; (ii) for an annual Long-Term Performance Award of $1,200,000, payable in cash and/or equity (including RSUs and/or restricted shares with vesting conditions), provided that the Compensation Committee shall have discretion to increase or decrease the Long-Term Performance Award grant amount for any year based on its evaluation of Mr. Tuweiq’s performance and/or such other factors as the Compensation Committee deems appropriate; and (iii) to continue to participate in the Company’s Nonqualified Deferred Compensation Plan (the “DCP”). Mr. Tuweiq will receive an annual transportation allowance of $15,000 and reimbursement for up to $10,000 in legal fees related to the negotiation of the Employment Agreement. In recognition of Mr. Tuweiq’s promotion as CEO, upon the Agreement Date, he will also be awarded RSUs and/or restricted shares under the Company’s 2020 Equity Compensation Plan (the “Company Equity Plan”) with respect to a number of Class B Shares having a value of $1,500,000, determined based on the closing price of Class B Shares on the Agreement Date (the “Promotion Award”), 1/3rd of which will vest on the one-year anniversary of the start date of Mr. Tuweiq’s tenure as President and CEO and the balance of which will vest in monthly installments of 1/24th per month thereafter.

In the event of termination, Mr. Tuweiq is entitled to various severance benefits depending on the circumstances. If terminated by the Company without Cause (as defined in the Employment Agreement), including if terminated upon expiration of the employment term due to the Company’s issuance of a non-renewal notice, or if he resigns for Good Reason (as defined in the Employment Agreement), in each case prior to a change in control, Mr. Tuweiq will be entitled to receive amounts accrued under the Employment Agreement and, subject to Mr. Tuweiq’s execution and non-revocation of a release of claims in a form acceptable to the Company (a “Release”), and compliance with the terms of the Employment Agreement, he will receive (i) severance pay equal to two (2) times the sum of his base salary and cash portion of his target annual variable compensation, (ii) a lump sum cash payment equal to his pro-rata target variable compensation for the calendar year of termination, (iii) continued vesting of all outstanding equity awards, including the Promotion Award and the equity portion of his annual variable compensation, (iv) the full vesting of all restricted shares awarded under those certain Restricted Stock Award Agreements dated May 15, 2021 and November 15, 2022, respectively (the “2021 and 2022 RSA Awards”), (v) full vesting of Mr. Tuweiq’s interest in the DCP, payable in accordance with the terms of the DCP, and (vi) continued health coverage at active employee rates for up to twenty-four (24) months. If such a termination occurs on or within twenty-four (24) months following a Change in Control Event (as defined in the Company Equity Plan), Mr. Tuweiq will be entitled to receive amounts accrued under the Employment Agreement, and subject to Mr. Tuweiq’s execution of a Release and compliance with the terms of the Employment Agreement, he will receive (i) three (3) times the sum of his base salary and cash portion of his target annual variable compensation, (ii) a lump sum cash payment equal to his pro-rata target variable compensation for the calendar year of termination, (iii) full vesting of all outstanding equity awards granted to Mr. Tuweiq, including the equity portion of his annual variable compensation, the Promotion Award and the 2021 and 2022 RSA Awards, (iv) full vesting of his interest in the DCP, payable in accordance with its terms, (v) continued health coverage at active employee rates for up to thirty-six (36) months, and (vi) up to $25,000 worth of outplacement services through an outplacement firm of Mr. Tuweiq’s choosing.

The Employment Agreement also includes provisions for confidentiality, non-competition, non-solicitation, and non-disparagement, as well as intellectual property assignment and clawback provisions.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(e) Letter Agreements with Mr. Bernstein

Transition Agreement

To ensure a smooth transition of the CEO position, on February 3, 2025, the Company and Mr. Bernstein entered into a letter agreement (the “Transition Agreement”) which sets forth the terms and conditions of (i) Mr. Bernstein’s remaining term of employment as CEO (the “Employment Period”) which will continue until immediately following the 2025 Annual Meeting (the “Effective Date”), and (ii) transition services to be provided by Mr. Bernstein during the one-year period following the Effective Date (the “Transition Period”). Among other things, the Transition Agreement provides that in addition to his duties as CEO, during the Employment Period and through the Transition Period, Mr. Bernstein will assist the Company in transitioning his CEO duties to his successor in such role, Mr. Tuweiq, to ensure a smooth and effective transition of Mr. Bernstein’s duties and responsibilities to Mr. Tuweiq, mentoring Mr. Tuweiq, serving as a liaison between the Board and Mr. Tuweiq, and providing such other services as may be reasonably requested by Mr. Tuweiq or the Board in connection with the transition (collectively, the “Transition Services”). Mr. Bernstein will cease to be an employee and officer of the Company upon the Effective Date.

With respect to the Employment Period through the Effective Date, the Transition Agreement provides that Mr. Bernstein will continue to receive compensation and be provided perquisites and employee benefits commensurate with that which is in effect as of the date of the Transition Agreement. The Transition Agreement further provides that Mr. Bernstein’s performance incentive award for 2024 will be $1.5 million, payable 50% in cash and 50% in equity in accordance with past practice, and that for 2025, his target performance incentive award will be $900,000 (that is, 150% of his current annual base salary), with the actual amount of such performance incentive award, as determined by the Compensation Committee, to be based on the Company’s performance during the entire 2025 year and prorated based on his period of employment from January 1, 2025 through June 30, 2025, with the percentage achievement of his 2025 target performance incentive identical to that of the then current CEO’s 2025 target performance incentive, up to Mr. Bernstein’s maximum percentage of 150%, payable 50% in cash and 50% in shares of Class B common stock in accordance with the time and manner that performance incentive awards are paid to other senior executive officers, but no later than March 15, 2026. All outstanding stock awards granted to Mr. Bernstein will continue to vest during the Employment Period and during his service as a member of the Board; provided that all such awards granted with respect to his employment with the Company that are outstanding as of the expiration of the Transition Period, including awards for 2024 and 2025, shall, to the extent not then vested, vest upon the two-year anniversary of the Effective Date. The Company will additionally reimburse Mr. Bernstein for up to $10,000 of legal fees in connection with the review and negotiation of the Transition Agreement.

In consideration for Mr. Bernstein’s continued services during the Employment Period and the Transition Services, and the other terms and conditions of the Transition Agreement, provided that Mr. Bernstein executes and does not revoke a Release and complies with the terms of the Transition Agreement, commencing on the Effective Date and continuing during the Transition Period, the Company will pay Mr. Bernstein, as transition pay, $510,000, which amount will be paid ratably in accordance with the Company’s regular payroll practices; and provide him with continued health coverage at active employee rates for up to twenty-four (24) months.

The Transition Agreement also binds Mr. Bernstein to confidentiality, non-competition, non-solicitation, and non-disparagement obligations and the Company’s Compensation Recovery Policy.

The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Non-Executive Chairman Services Agreement

The terms of Mr. Bernstein’s appointment as Non-Executive Chairman of the Board are outlined in a letter agreement regarding Non-Executive Chairman services, dated as of February 3, 2025, between the Company and Mr. Bernstein (the “Board Services Agreement”). Pursuant to the Board Services Agreement, Mr. Bernstein’s appointment as Non-Executive Chairman of the Board is effective commencing on the date of the 2025 Annual Meeting and continues for a term ending on the earlier of (i) the date of the Company’s 2027 Annual Meeting of Shareholders, or (ii) the date Mr. Bernstein ceases to be a director of the Board (the “Term”). The Board may invite Mr. Bernstein to serve as Non-Executive Chairman for an additional period, in which case the Board Services Agreement will automatically renew for such further period of appointment. In the Non-Executive Chairman role, Mr. Bernstein will be responsible for attending and chairing Board and shareholder meetings, shaping and overseeing Board meeting agendas, ensuring alignment with key governance and strategic priorities, leading executive sessions of independent directors (provided that the Board and the independent directors reserve the right to have meetings attended solely by independent directors and in no event shall Mr. Bernstein be permitted to vote on a matter requiring a vote solely by independent directors, and his participation in executive sessions shall be further limited to the extent necessary to ensure compliance with applicable law, regulations and listing standards), taking reasonable measures to enable the Board to address key governance and strategic issues, facilitating effective communication among Board members and between executive and non-executive directors, and carrying out such other duties commensurate with the position as may be reasonably requested by the Board or are customary for the position.

For his service as a non-executive member of the Board, during the first year of the Term, Mr. Bernstein will be paid an annual cash retainer fee of $40,000, and thereafter he will receive the then prevailing Board retainer fee. The annual cash retainer fee will be paid quarterly in the manner applicable to such retainers payable to other members of the Board. During the Term, Mr. Bernstein will receive an annual Chair premium of $50,000 payable in the same manner as Board retainer fees. In addition, Mr. Bernstein will receive an annual equity retainer in shares of the Company’s Class B Common Stock equal to the greater of (i) 1,000 Class B shares, or (ii) a number of Class B shares having a fair market value equal to the then-prevailing Board annual equity retainer fee (currently $70,000), issued on or as soon as administratively practicable following the Effective Date and each annual anniversary thereof. Each annual equity retainer shall be subject to such vesting conditions as are applicable to equity retainers of non-executive members of the Board generally. Board retainer fees shall be prorated for partial years of service on the Board. Additionally, the Company shall reimburse Mr. Bernstein for all reasonable and properly documented expenses incurred in performing the duties of his office. Mr. Bernstein is subject to standard confidentiality obligations under the Board Services Agreement. The Board Services Agreement obligates the Company to maintain reasonable directors’ and officers’ liability insurance for Board members, and provides that Mr. Bernstein will be fully entitled to the benefits of indemnification and exculpation to the fullest extent permitted by law and the By-Laws.

The foregoing description of the Board Services Agreement is a summary only and is qualified in its entirety by reference to the full text of the Board Services Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 3, 2025, the Company issued a press release regarding Mr. Bernstein’s decision to step down from his position as the Company’s President and CEO, and Mr. Tuweiq’s appointment as the Company’s successor CEO, in each case effective immediately following the 2025 Annual Meeting. The press release also addressed Mr. Bernstein’s appointment as Non-Executive Chairman of the Board, expected to commence on the date of the 2025 Annual Meeting, and the Board’s approval of the expansion of the Board to ten directors and appointment of Mr. Tuweiq to the Board, effective the date of the 2025 Annual Meeting. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of February 3, 2025, by and between Bel Fuse Inc. and Farouq Tuweiq.
10.2	Letter Agreement Regarding Transition Services, dated as of February 3, 2025, by and between Bel Fuse Inc. and Daniel Bernstein.
10.3	Letter Agreement Regarding Non-Executive Chairman Services, dated as of February 3, 2025, by and between Bel Fuse Inc. and Daniel Bernstein.
99.1	Press Release issued by Bel Fuse Inc., dated February 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2025	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of February 3, 2025, by and between Bel Fuse Inc. and Farouq Tuweiq.
10.2	Letter Agreement Regarding Transition Services, dated as of February 3, 2025, by and between Bel Fuse Inc. and Daniel Bernstein.
10.3	Letter Agreement Regarding Non-Executive Chairman Services, dated as of February 3, 2025, by and between Bel Fuse Inc. and Daniel Bernstein.
99.1	Press Release issued by Bel Fuse Inc., dated February 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)